SUB-ITEM 77Q3

AIM LIBOR ALPHA FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 10/31/2008
FILE NUMBER 811 - 05426
SERIES NO.: 20

72DD.   1.   Total income dividends for which record date passed during the period. (000's Omitted)
             Class A                                          1,274
        2.   Dividends for a second class of open-end company shares (000's
                Omitted)
             Class C                                            801
             Class R                                              1
             Class Y                                              2
             Institutional Class                                  4

73A.    Payments per share outstanding during the entire current period:
           (form nnn.nnnn)
        1.   Dividends from net investment income
             Class A                                          0.685
        2.   Dividends for a second class of open-end company shares
                (form nnn.nnnn)
             Class C                                          0.662
             Class R                                         0.6617
             Class Y                                          0.048
             Institutional Class                             0.7081

74U.    1    Number of shares outstanding (000's Omitted)
             Class A                                          1,270
        2    Number of shares outstanding of a second class of open-end company shares (000's Omitted)
             Class C                                            783
             Class R                                              2
             Class Y                                             38
             Institutional Class                                  1

74V.    1    Net asset value per share (to nearest cent)
             Class A                                        $  8.41
        2    Net asset value per share of a second class of open-end company shares (to nearest cent)
             Class C                                        $  8.41
             Class R                                        $  8.41
             Class Y                                        $  8.41
             Institutional Class                            $  8.41